UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 9, 2013

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 200

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On October 10, 2013, BSQUARE Corporation (the “Company”) effected a restructuring that included a workforce reduction and the closure of the Company’s offices in Beijing, China and Munich, Germany. The restructuring was approved by the Company’s Board of Directors on October 9, 2013. The workforce reduction will impact approximately 50 headcount worldwide, including full-time employees and consultants. This represents approximately 20% of the Company’s headcount pre-reduction.

This restructuring is intended to reduce expenses, both service and proprietary software cost of sales and all areas of operating expenses, by approximately $4 million annually and to better align the Company’s organizational structure with its strategic focus.

The Company currently anticipates incurring pre-tax restructuring charges to its GAAP financial results of approximately $625,000 in the fourth quarter of 2013, with $500,000 representing one-time employee termination benefits and $125,000 representing facilities-related costs, primarily remaining lease obligations in China and Germany. The Company’s current estimate of cash outlays related to the one-time employee termination benefits, vacation and other obligations is $850,000, the vast majority of which will occur in the fourth quarter of 2013. Additionally, the Company expects to recognize a $50,000 asset impairment charge in the fourth quarter of 2013 related to China and Germany.

The Company expects the staff reductions and office closures will be substantially completed by the end of the fourth quarter of 2013 with some activities, including legal entity closures, continuing into 2014. The Company anticipates that the majority of the cost savings will be realized by the first quarter of 2014.

As part of the restructuring, John Traynor, the Company’s Senior Vice President, Products, will no longer be with the Company.

This report contains forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, for example, the size of the reduction and the amount and timing of the related charges. Statements regarding future events are based on the Company’s current expectations and are necessarily subject to associated risks related to the completion of the restructuring plan the manner anticipated by the Company. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual future events or results may differ materially from those indicated in the forward-looking statements. Therefore, readers should not rely on any of these forward-looking statements. Important factors that could cause actual events and results to differ materially from those predicted include, among others, the Company’s ability to implement the workforce reductions in various geographies; possible changes in the size and components of the expected charges associated with the plan; and risks associated with the Company’s ability to achieve the benefits of the planned restructuring.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: October 15, 2013	By:	/s/ Scott C. Mahan
Scott C. Mahan
Senior Vice President, Operations and Chief Financial Officer